EXHIBIT 4.10


                        AGREEMENT FOR PAYMENT OF ACCOUNT
                        --------------------------------

          AGREEMENT FOR PAYMENT OF ACCOUNT dated as of June 4, 2002 (this "Agreement"), by and between XYBERNAUT CORPORATION, a Delaware corporation ("Xybernaut"), and CARLTON R. TURNER., an individual ("Turner").

          WHEREAS, Turner and Xybernaut entered into a Master Consulting Agreement dated February 1, 2002 (the "Master Agreement"), pursuant to which Xybernaut engaged the services of Turner upon the terms and conditions contained in the Master Agreement; and

          WHEREAS, Xybernaut wishes to reach an agreement on an alternative payment plan to compensate Turner for balances owing to Turner arising from the Master Agreement as of June 4, 2002; and

          WHEREAS, Xybernaut and Turner have reached agreement on the terms and provisions of such alternative payment plan.

          WHEREAS, Turner became an employee of Xybernaut on May 13, 2002.

          NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

               1. Balance: The total unpaid balance of the account owed by Xybernaut to Turner, including, but not limited to, all services, goods, expenses, and products provided by Turner to Xybernaut pursuant to the Master Agreement, through and up to June 4, 2002, is for all purposes agreed by the parties to be $9,068.18 (the "Balance"). The Balance excludes any compensation that may be owed to Turner in his capacity as an employee of Xybernaut beginning on May 13, 2002 and relates soley to balances accrued under the Master Agreement.



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               2. Payment of Balance:  Turner will accept as payment in full for the Balance the issuance of shares of Xybernaut common stock, par value $0.01 per share (the "Common Stock") for the full Balance as provided for herein (the "Stock Grant").

               3. Stock Grant: The Stock Grant will be satisfied by Xybernaut issuing Ten Thousand Nine Hundred and Ninety Nine (10,999) shares of Common Stock (the "Shares") to Turner based upon a value of $0.8245 per share (the "Agreed Upon Value Per Share"), which amount represents a fifteen percent (15%) discount from the $0.97 closing market price of the Common Stock on June 3, 2002 (the last trading day preceding the date of this Agreement). The issuance of the Stock Grant, as is the case with all stock grants by Xybernaut, is subject to the approval of Xybernaut's Board of Directors. Promptly after the receipt of such approval, Xybernaut shall cause a stock certificate representing the Shares to be issued in the name of Carlton R. Turner.

               4. Registration of the Shares:  Xybernaut hereby grants to Turner
          "piggyback registration rights" with respect to the Shares to be issued to Turner hereunder in respect of the Stock Grant in the next registration statement filed by Xybernaut with respect to its Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor thereto) immediately following the issuance of the Shares. Xybernaut will furnish Turner with written notice concerning any such registration statement reasonably in advance of the filing thereof. If Turner notifies Xybernaut in writing, such notice to be given within seven (7) business days after receipt of Xybernaut's written notice, that Turner desires its Shares to be included in such registration statement (which request shall specify the number of Shares that Turner wishes to have included in the registration statement), Xybernaut shall use its reasonable best efforts to cause such Shares to be included in the registration statement and to cause the registration statement to be declared effective by the Securities and Exchange Commission (the "Commission"). Notwithstanding the foregoing, Xybernaut shall have the right to exclude such number of the Shares from the registration statement as Xybernaut or


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          the managing underwriter(s),  if applicable,  may reasonably determine would have an adverse affect on the registration statement, the likelihood of the Commission to declare the registration statement effective or the price to be received by Xybernaut or the other selling shareholders for the other shares of Common Stock covered by the registration statement. If Xybernaut cuts-back the number of Shares requested by Turner to be included in the registration statement for which Turner has exercised its piggyback registration rights, as permitted in the immediately preceding sentence, Turner shall continue to have piggyback registration rights for succeeding registration statements until all of the Shares have been registered. Xybernaut shall be responsible for the compliance of any such registration statement with applicable securities laws until all of the Shares have been registered; provided that Turner shall be responsible for any information about Turner specifically required by applicable securities laws. Turner shall indemnify and hold harmless Xybernaut (and its directors, officers, employees, control persons and agents and their respective successors and assigns) from and against any claim, action, suit, proceeding, damage, liability, loss, penalty, cost and expense (including without limitation, reasonable attorneys' fees and expenses) incurred by any of them as a result of, or based upon, a misstatement of a material fact or omission of a material fact regarding Turner which is furnished to Xybernaut by Turner or omitted to be furnished to Xybernaut for inclusion in any registration statement which includes any of the Shares. All fees and expenses incident to the registration of the Shares shall be borne by Xybernaut. Notwithstanding anything set forth herein, Xybernaut shall not be required to include any Shares in a registration statement, if such shares are eligible to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), based upon the holding period for the Shares.

               5. Representations and Warranties: Turner represents and warrants to Xybernaut as follows: (a) Turner is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters (including without limitation, knowledge and experience investing in "restricted securities", as that term is defined in the Regulation D promulgated under the Act, and the risks


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          associated  with  such  an  investment)  such  that it is  capable  of evaluating the merits and risks of its investment in the Company and the Shares, (ii) has obtained independent professional financial advice, from a investment advisor, sufficient to enable it to evaluate the merits and risks of its investment in the Company and Shares, and/or (iii) it is an "accredited investor," which is defined under Rule 501(a)(3) of the Act; (b) it is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Act; (c) it has no present intention to distribute any of the Shares publicly and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any of the Shares to any other person or entity; and (d) it understands that it may be necessary to bear the economic risk of the investment in the Shares for an indefinite period of time indefinitely because the Shares may not be sold, hypothecated,
          transferred,   pledged,   gifted  or  otherwise   disposed  of  unless
          registered under the Act and all applicable state securities laws or an exemption from such registration is available and is fully complied with by Turner. Notwithstanding the above, it is acknowledged that Turner may publicly sell shares of Common Stock in the open market without restriction through its broker if a registration statement covering the Shares is declared effective by the Commission pursuant to Section 5 hereof. Turner acknowledges and agrees that Xybernaut will be relying on the representations and warranties of Turner set forth in this Section 6 in issuing the Shares which are the subject of the Stock Grant to Turner pursuant to an exemption from registration under the Act and applicable state securities laws. The certificate for the Shares issued to Turner shall bear the following restrictive legend.

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED, GIFTED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT, OR IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO
               SUCH  SECURITIES   UNDER  THE  ACT,



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               UNLESS   XYBERNAUT   CORPORATION  (THE  "COMPANY")  HAS
               RECEIVED THE WRITTEN  OPINION OF THE COMPANY'S  COUNSEL
               THAT,  AFTER   INVESTIGATION  OF  THE  RELEVANT  FACTS,
               COUNSEL IS OF THE OPINION THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS."

               6. Turner Services: Except as expressly modified herein, the parties agree that the Master Agreement remains in full force and effect and is not otherwise merged or amended by this Agreement.


               7. Turner Release: Upon the execution and delivery of the Agreement and provided that Xybernaut is not in material breach of this Agreement Turner shall forebear and suspend any and all actions, suits or other proceedings threatened or pending against Xybernaut for collection of the Balance. Upon the later of the date of the date that
          (y) the Stock Grant contemplated herein is completed and (z) the registration of the Shares as provided for in Sections 3 and 4 hereof (if such registration is requested) (the "Release Date"), Turner shall forever release Xybernaut and its subsidiaries and their respective present and future officers, directors, employees, representatives and agents and the respective successors and assigns of each of them (each a "Releasee"), from any and all claims, suits, debts, damages, liabilities, actions or causes of action, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of any nature and description, in law or in equity, whether known or unknown, known in the future, fixed or contingent, suspected, disclosed or undisclosed, against any Releasee that Turner or any of its subsidiaries or any of their respective present and former officers, directors, employees, representatives, agents, their respective successors and assigns may have against any Releasee from the beginning of time through the Release Date based upon, arising out of or in any way relating to the Balance, this Agreement or the matters contemplated hereby relates.


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               8. Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Virginia, without regard to Virginia's conflicts of law principles. This Agreement shall not be interpreted or construed with any presumption against the party that caused this Agreement to be drafted. Turner and Xybernaut hereby unconditionally and irrevocably consent to the jurisdiction of the Federal District Court of the Northern District of Virginia with respect to any action, suit or other proceeding arising out of or relating to this Agreement. The prevailing party in any such action, suit or proceeding shall be entitled to receive reimbursement of all of its attorneys' fees and expenses incurred in connection with such action, suit or proceeding.

               9. Miscellaneous:

               (a) This Agreement may not be amended, modified or waived, except by an instrument in writing signed by each of the parties hereto. This Agreement constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and its supercedes all prior and/or contemporaneous understandings and agents (whether written or oral) all of which are merged herein.

               (b) Should there be any conflict between the terms and provisions of the Master Agreement and this Agreement, the terms and provisions of this Agreement shall govern and be controlling.

               (c) This Agreement may not be assigned by either party without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

               (d) This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, and when taken together, shall constitute owe and the same agreement. Section headings are included herein for


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          convenience of reference only, and they shall not effect the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized officers as of the date first written above.


XYBERNAUT CORPORATION                     CARLTON R. TURNER



By:                                       By: ________________________
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Name:                                     Name: Carlton R. Turner
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Title:                                    Title: An Individual
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